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                                                                   Exhibit 10.1



                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of May 23, 2000, by and among Beacon Power Corporation, a Delaware corporation (the "COMPANY"), and each of the purchasers listed on SCHEDULE A attached hereto (each individually, a "PURCHASER" and collectively, the "PURCHASERS"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A attached hereto.

                                 R E C I T A L S

     A. The Company desires to raise capital to finance its business operations, and in furtherance thereof the Company desires to issue to the Purchasers up to 7,023,810 shares ( the "PREFERRED SHARES") of the Company's Class F Preferred Stock, $.01 par value per share (the "CLASS F PREFERRED STOCK"), and warrants (the "WARRANTS") to acquire shares of the Company's Common Stock, all on the terms and subject to the conditions set forth in this Agreement.

     B. Each of the Purchasers, other than DQE Enterprises, Inc. ("DQE") and GE Capital Equity Investments, Inc. (the "BRIDGE PARTICIPATING PURCHASERS"), has acquired from the Company a convertible promissory note (a "BRIDGE NOTE") and a warrant (a "BRIDGE WARRANT") to acquire shares of the Company's Common Stock pursuant to a Note and Warrant Purchase Agreement between the Company and the Purchasers dated as of April 21, 2000 (the "BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT"), and each of Perseus Capital, L.L.C, DQE and Micro-Generation Technology Fund, L.L.C. (the "INTERIM FINANCING PURCHASERS") has acquired from the Company certain demand promissory notes issued on February 11, 2000 and/or March 16, 2000 (each a "DEMAND NOTE").

     C. In accordance with the Bridge Notes and Warrant Purchase Agreement, the Bridge Notes will be tendered by the Bridge Participating Purchasers to the Company for cancellation, and in accordance with the terms of the Demand Notes, such Demand Notes will be tendered by the Interim Financing Purchasers to the Company for cancellation, in each case in partial payment of the purchase price for the Preferred Shares to be acquired under this Agreement.

                                    AGREEMENT

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1.   AUTHORIZATION AND SALE OF THE PREFERRED SHARES AND WARRANTS.

          1.1 AUTHORIZATION; AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. Prior to the Closing (as defined below), the Company shall have filed with the Secretary of State of the State of Delaware the Fourth Amended and Restated Certificate of Incorporation of the Company in substantially the form attached hereto as EXHIBIT 1.1 (the "RESTATED CERTIFICATE") creating the


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Class F Preferred Stock and shall have taken all other action necessary to authorize the issuance and sale of the Preferred Shares and Warrants as contemplated by this Agreement.

          1.2 ISSUANCE AND SALE OF PREFERRED SHARES. On the terms and subject to the conditions hereof, at the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, the number of Preferred Shares specified adjacent to such Purchaser's name on Schedule A hereto, at a purchase price of $4.20 per share (the "PURCHASE PRICE"). The Company's agreement with each of the Purchasers hereunder is a separate agreement and the sale of Preferred Shares to each of the Purchasers is a separate sale.

          1.3 WARRANTS. As a further inducement to the Purchasers to acquire the Preferred Shares, at the Closing, the Company shall issue and deliver to each of the Purchasers a Warrant to acquire shares of the Company's Common Stock. The terms of each Warrant shall be substantially as set forth in the form attached hereto as EXHIBIT 1.3.

          1.4 PAYMENT OF PURCHASE PRICE. At the Closing, each Purchaser shall pay to the Company the aggregate Purchase Price for such Purchaser's Preferred Shares and Warrant as specified adjacent to such Purchaser's name on SCHEDULE A hereto, by (i) if such Purchaser is a Bridge Participating Purchaser and/or Interim Financing Purchaser, delivering to the Company for cancellation the Bridge Note and/or Demand Note issued to such Purchaser, and (ii) paying to the Company the cash portion of such Purchaser's aggregate Purchase Price as specified adjacent to such Purchaser's name on SCHEDULE A hereto (the "CASH CONSIDERATION").

          1.5 USE OF PROCEEDS. The Company hereby covenants and agrees that all of the net cash proceeds received by it from the issuance and sale of the Preferred Shares, the Warrants and any Warrant Shares shall be used for the purpose of developing and conducting its business, by augmenting its working capital and providing funds to expand its design, development and manufacturing capacity.

          1.6 INVESTORS RIGHTS AGREEMENT. The Purchasers shall have the rights specified in the Investors Rights Agreement attached as EXHIBIT 1.6 hereto, which shall be executed and delivered by the Company, the Purchasers, SatCon Technology Corp. and certain other Persons at the Closing.

     2.   CLOSING.

          2.1 CLOSING. The closing (the "CLOSING") of the sale and purchase of the Preferred Shares and Warrants to be acquired hereunder (the "PURCHASED SECURITIES") shall take place at the offices of Edwards & Angell, LLP, 101 Federal Street, Boston, MA 02110 at 10:00 a.m. on May 23, 2000, or at such other time, date and place as are mutually agreeable to the Company and to the Purchasers. The date of the Closing is hereinafter referred to as the "CLOSING DATE."


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

          2.2  DELIVERIES.

               At the Closing:

               (a) Each Bridge Participating Purchaser and Interim Financing Purchaser shall deliver to the Company in accordance with Section 1.4 above (i) such Purchaser's Bridge Note and/or Demand Note with the following legend bearing the signature of such Purchaser: "Paid in full and all obligations hereunder fully discharged".

               (b) Each Purchaser shall pay to the Company the Cash Consideration for the Purchased Securities, as specified in SCHEDULE A hereto, by wire transfer thereof to the Company Account.

               (c) The Company shall deliver to each Purchaser (i) a certificate registered in such Purchaser's name representing the respective number of shares of Preferred Shares acquired by such Purchaser under this Agreement, and (ii) a Warrant to acquire the number of shares of Common Stock specified in SCHEDULE A with respect to such Purchaser.

               (d) The parties shall deliver all documents required to be delivered at the Closing pursuant to Section 2.3 hereof.

          2.3  CONDITIONS TO CLOSING.

               (a) CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of each of the Purchasers to purchase the Purchased Securities to be acquired by such Purchaser at the Closing are subject to the fulfillment prior to the Closing of the following conditions, any of which may be waived by such
Purchaser:

                    (i) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date, and the Company shall have performed all obligations, covenants and agreements herein required to be performed by it prior to the Closing.

                    (ii) CONSENTS AND WAIVERS. The Company shall have obtained any and all consents approvals, authorizations, permits and waivers required in connection with the valid execution, delivery and performance by the Company of this Agreement and each of the Related Agreements).

                    (iii) RELATED AGREEMENTS. Each of the Related Agreements shall have been executed and delivered by the parties thereto other than such Purchaser.

                    (iv) OTHER PURCHASERS' OBLIGATIONS. All other Purchasers shall have performed all of their obligations hereunder required to be performed at the Closing.


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

                    (v) RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Delaware Secretary of State and a certified copy thereof shall have been delivered to such Purchaser.

                    (vi) OFFICER'S CERTIFICATE. The Company shall have delivered to such Purchaser a certificate, executed by the President of the Company, dated as of the Closing Date, certifying as to (a) the fulfillment of the conditions specified in subsections (a)(i) and (ii) of this Section 2.3. and (b) the authenticity of attached copies of the Company's Restated Certificate, Bylaws and resolutions of the Board of Directors of the Company approving the transactions contemplated hereby and by the Related Agreements.

                    (vii) OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Edwards & Angell, LLP an opinion, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT 2.3(a)(vii).

                    (viii) ANNUAL BUDGET. The Company shall have approved and adopted a budget for the Company for the current fiscal year, which budget shall be subject to approval by the Purchasers prior to its adoption.

                    (ix) OTHER DOCUMENTS. The Purchasers shall have received such other certificates and documents as they shall have reasonably requested.

               (b) CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Purchased Securities to each of the Purchasers at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

                    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by such Purchaser in Section 4 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

                    (ii) RELATED AGREEMENTS. Each of the Related Agreements shall have been executed and delivered by the parties hereto other than the Company.

     3.   REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.

     Except as otherwise set forth in the disclosure schedule attached hereto as
EXHIBIT 3 (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to each of the Purchasers as set forth below:

          3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to carry on its business as now conducted and as


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it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

          3.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of the Company consists of the following shares, and all of the issued and outstanding shares as hereinafter set forth have been duly authorized and validly issued, are fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws:

               (a) PREFERRED STOCK. After giving effect to the filing of the Restated Certificate, a total of 21,500,007 authorized shares of Preferred Stock, $.01 par value (the "Preferred Stock"), consisting of 6,000,000 shares designated as Class A Preferred Stock, of which 4,767,907 shares are issued and outstanding; one share designated as Class B Preferred Stock, none of which is issued and outstanding; six shares designated as Class C Preferred Stock, all of which are issued and outstanding; 6,000,000 shares designated as Class D Preferred Stock, 1,900,000 of which are issued and outstanding; 2,000,000 shares designated as Class E Preferred Stock, 1,226,141 shares of which are issued and outstanding; and 7,500,000 shares designated as Class F Preferred Stock, none of which shall be issued and outstanding prior to the consummation of the transactions contemplated hereby.

               (b) COMMON STOCK. A total of 30,000,000 authorized shares of Common Stock, of which 8,409 shares are issued and outstanding.

               (c)  OPTIONS, WARRANTS, RESERVED SHARES, TREASURY STOCK. Except
(i) as disclosed on Section 3.2(c) of the Company Disclosure Schedule and (ii) except for the conversion privileges of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class E Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock, nor is the Company obligated in any manner to issue any shares of its capital stock or other securities. Apart from the exceptions noted in this Section 3.2(c), none of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, is subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Company holds no shares of its capital stock in its treasury. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Preferred Shares and upon exercise of the Bridge Warrants and the Warrants.

               (d) SECURITY HOLDERS. Section 3.2(d) of the Company Disclosure Schedule contains a complete and accurate list of the names of all current stockholders of the Company and all current holders of outstanding warrants, options, or other rights ultimately exchangeable, exercisable or convertible for or into capital stock, segregated by the type of security held by each such holder and setting forth the amount of such security held by such holder and, in the case of securities, exchangeable, exercisable or convertible into Common Stock, the amount of Common Stock into which such securities are exchangeable, exercisable or convertible.

          3.3 POWER, AUTHORIZATION AND VALIDITY. The Company has the corporate power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it is a party have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable the Company to enter into this Agreement or any Related Agreement to which it is a party and to perform its obligations hereunder or thereunder. This Agreement is, and each of the Related Agreements to which it is a party when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          3.4 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any Related Agreement to which it is a party nor the consummation of the transactions or performance of the Company's obligations contemplated hereby or thereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of the Company's Restated Certificate or Bylaws, each as is currently in effect, any instrument, contract or agreement that is material to the business of the Company or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company.

          3.5 REPRESENTATIONS REGARDING PREFERRED STOCK, CONVERSION SHARES AND WARRANT SHARES. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization and creation, issuance and delivery of the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares. The Preferred Shares, the Conversion Shares, and the Warrant Shares when issued in compliance with the provisions of this Agreement and the Restated Certificate or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and, assuming the accuracy of each Purchaser's representation in Section 4 of this Agreement, issued in compliance with all applicable federal and state securities laws. None of the Preferred Shares or Warrants issued pursuant to this Agreement and none of the Conversion Shares or Warrant Shares are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

          3.6 NO SUBSIDIARY. The Company does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, limited partnership, limited liability company, trust or other entity.

          3.7  FINANCIAL STATEMENTS.


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

               (a) The Company's unaudited consolidated balance sheets as of December 31, 1999 and March 31, 2000 and statements of operations, cash flows and changes in stockholders' equity for the years ended December 31, 1998 and December 31, 1999 and the three-months ended March 31, 2000, including the notes thereto (collectively the "COMPANY FINANCIAL STATEMENTS"), all of which are attached to the Company Disclosure Schedule, have been prepared in all material respects in accordance with GAAP. The Company Financial Statements have been prepared in accordance with the books and records of the Company and present fairly in all material respects the financial condition, results of operations, cash flows and equity transactions of the Company as of and for the periods ending on their dates. Except and to the extent reflected or reserved against in the Company Financial Statements, the Company does not have, as of the dates of the Company Financial Statements, any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Company Financial Statements are adequate in light of the contingencies with respect to which they are made. The Company maintains an adequate system of internal accounting controls. There has been no material change in the Company's accounting policies except as described in the notes to the Company Financial Statements. The Company has no reason to believe that the audited financial statements for the years ended December 31, 1998 and December 31, 1999 will differ in any material respect from the Company Financial Statements for such periods.

               (b) The Company has no debts, liabilities, or obligations in a material amount, either individually or in the aggregate, of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or fully reserved against in the Company Financial Statements. All material debts, liabilities, and obligations incurred after the date of the Company Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount, both individually and in the aggregate.

          3.8  ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on
Section 3.8 of the Company Disclosure Schedule, since March 31, 2000, the Company has not:

               (a)  suffered any Material Adverse Change;

               (b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $50,000;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by the Company to any of its officers or employees, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company of such shares;

               (e) issued any shares of capital stock of the Company or any warrants, rights, options or entered into any commitment relating to the shares of capital stock of the Company;

               (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of its business;

               (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other Proprietary Asset except in the ordinary course of its business;

               (i) been involved in any dispute involving any employee which may result in a Material Adverse Change;

               (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

               (k) incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since March 31, 2000, in the ordinary course of its business and consistent with the Company's past practices;

               (l) permitted or allowed any of its material property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.9 hereof, other than any purchase money security interests incurred in the ordinary course of its business;

               (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $50,000, or in the aggregate, in excess of $100,000;

               (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its affiliates within the meaning of the rules and regulations promulgated under the Securities Act of 1933 ("AFFILIATES"), officers, directors or stockholders or, to the Company's knowledge, any Affiliate or associate of any of the foregoing;

               (o) made any amendment to or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company;

               (p) other than the Bridge Note and Warrant Agreement, entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the Related Agreements; or

               (q) agreed to take any action described in this Section 3.8, outside of the ordinary course of its business or that would constitute a breach of any of the representations or warranties contained in this Agreement.

          3.9 TITLE TO PROPERTY AND ASSETS. The Company owns and possesses its properties and assets that are material to its business free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except as reflected in the Company Financial Statements and except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of its business and do not affect material properties and assets of the Company. With respect to the property and assets it leases that are material to its business, the Company is in compliance with such leases in all material respects. The Company holds valid leasehold interests to its material leased properties and assets free of any liens, encumbrances or security interests of any party other than the lessors of such property and assets. The Company's properties and assets are in all material respects in good operating condition and repair.

          3.10 PROPRIETARY ASSETS.

               (a) Section 3.10(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset of the Company registered with or issued by any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and
(ii) the names of the jurisdictions covered by the applicable registration or application or in which the Proprietary Asset has been issued. Section 3.10(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (other than software licenses that are relating to unmodified commercial computer software that is generally available in the ordinary course of business), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has good and marketable title to all Proprietary Assets used in or necessary for its business as currently conducted and as proposed to be conducted, free and clear of all material liens and other encumbrances, except for third party rights licensed to it, as to which the Company has a valid right to use such Proprietary Assets (all of the foregoing are referred to herein as the "COMPANY PROPRIETARY RIGHTS"). The Company is not obligated to make any material payment to any Person for the use of any Proprietary Asset. The Company has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights or the Company has any obligations.

               (b) The Company has taken all measures required under all license agreements and all other reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all its Proprietary Assets (except trademarks, issued patents and other Proprietary Assets similarly known to the public and Proprietary Assets whose value would be materially unimpaired by public disclosure) and otherwise to maintain and protect the value of all its Proprietary Assets.

               (c) Except where such infringement, misappropriation or unlawful use, would not and could not reasonably be expected to be material in impact or amount, either individually or in the aggregate, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. No claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to the
Company: (i) to the effect that the manufacture, sale, license or use of any Proprietary Asset or product, practice of any process or provision of any service as now made, sold, practiced, used practiced or provided or currently offered or proposed by the Company infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any copyright, patent, trade secret or other intellectual property right of a third party, or (ii) challenging the ownership or validity of any of the Company's rights to or interest in such Proprietary Assets. The Company has received no notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by the Company are invalid or not subsisting. To the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of the Company.

               (d) The Proprietary Assets owned by the Company or licensed by the Company and identified in Section 3.10(a)(ii) of the Disclosure Schedule constitute all the Proprietary Assets necessary, in the Company's reasonable judgment, to enable the Company to conduct its business in the manner in which such business has been, is being and is intended to be conducted. The Company has not licensed any of its Proprietary Assets to any Person on an exclusive basis and the Company has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (e) All current and former employees of the Company, each of whom is identified in Section 3.10(e) of the Company Disclosure Schedule, have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business) that is substantially identical to the form non-disclosure agreement for employees previously delivered or made available to the Purchasers, and all current and former consultants and independent contractors to the Company providing technical services relating to the Company's Proprietary Assets have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business), the material provisions of which are in substance at least as protective to the Company as the terms of the non-disclosure agreement for employees previously delivered or made available to the Purchasers.

          3.11 CONTRACTS.

               (a) Section 3.11 (a) of the Company Disclosure Schedule identifies each material license agreement, development agreement, manufacturing agreement, distribution agreement, OEM agreement or other agreement to which the Company is a party.

               (b) Except as set forth on Section 3.11(b) of the Company Disclosure Schedule:

                    (i) The Company has no agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company of more than $50,000 other than those entered into in the ordinary course of its business concerning the sale of Company Products;

                    (ii) The Company has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by the Company that are in excess of the normal, ordinary and usual requirements of the Company's business;

                    (iii) There is no outstanding sales contract, commitment or proposal (including, without limitation, development projects) of the Company that is reasonably likely to result, either individually or in the aggregate, in any Material Adverse Change to the Company upon completion or performance thereof;

                    (iv) The Company has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium exceeding $50,000 in any single instance or $75,000 in the aggregate;

                    (v) The Company has not entered into any employment, independent contractor or similar agreement, contract or commitment that is not terminable on not more than thirty days' notice without penalty or liability of any type, including without limitation severance or termination pay;

                   (vi) The Company has no collective bargaining or union agreements, contracts or commitments;

                    (vii) The Company is not restricted by agreement from competing with any person, from carrying on its business anywhere in the world or otherwise operating its business in any manner it deems appropriate;

                    (viii) The Company has not guaranteed any obligations of other Persons or made any agreements to acquire or guarantee any obligations of other Persons; and

                    (ix) The Company has no outstanding loan or advance to any Person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort that would permit the borrowing by the Company of any sum not reflected in the Company Financial Statements.

               (c) The Company has delivered to the Purchasers or their legal counsel accurate and complete copies of all written contracts identified in
Section 3.11 (a) and (b) of the Company Disclosure Schedule, including all amendments thereto. Sections 3.1l (a) and (b) of the Company Disclosure Schedule contain a complete list of all the material contracts to which the Company is a party. The Company has not entered into any material oral contracts. Each contract identified in Sections 3.11 (a) and (b) of the Company Disclosure Schedule (a "COMPANY MATERIAL CONTRACT") is valid and in full force and effect, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and will continue to be so immediately following the Closing Date. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision. To the Company's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

               (d) (i) The Company has not violated or breached, or committed any default under, any Company Material Contract in any material respect, and, to the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract in any material respect; and

                    (ii) to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Company Material Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract or (D) give any Person the right to cancel, terminate or modify any Company Material Contract.

               (e) None of the Company's Material Contracts contains any provision which would require the consent of third parties to the sale and issuance of the Purchased Securities or the subsequent sale of any of the Preferred Shares, Conversion Shares and Warrant Shares, above, or any of the other transactions as contemplated hereunder or under any of the Related Agreements or which would be altered as a result of such transaction.

          3.12 REGISTRATION RIGHTS. Except as set forth in Section 3.12 of the Company Disclosure Schedule, upon execution and delivery of the Investors Rights Agreement, except for the Investors Rights Agreement, the Company shall not have granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the

Company registered with the U.S. Securities and Exchange Commission ("SEC") or any other governmental authority.

          3.13 TAXES.

               (a) The Company has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law in all material respects. All income, sales, use, occupation, property or other taxes or assessments due from the Company prior to the Closing Date have been paid or will be paid on or before the Closing Date. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Company Financial Statements are adequate, and there are no tax liens on any property or assets of the Company (other than liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns or reports of the Company by any Governmental Body. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability in a material amount, either individually or in the aggregate, beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local tax return or report for any period.

               (b) All taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

               (c) Other than the Tax Sharing Agreement (the "TAX SHARING AGREEMENT") effective as of May 30, 1997 with SatCon, the Company is not a party to any tax-sharing agreement or similar arrangement with any other Person.

               (d) At no time has the Company been included in the federal consolidated income tax return of any affiliated group of corporations.

               (e) Other than the Tax Sharing Agreement, the Company is not currently under any contractual obligation to pay to any Governmental Body any tax obligations of, or with respect to any transaction relating to, any other Person or to indemnify any other Person with respect to any tax, other than pursuant to this Agreement.

          3.14 EMPLOYEES. The Company is not a party to any collective bargaining agreements and, to its knowledge, there are no attempts to organize the employees of the Company. Section 3.14 of the Company Disclosure Schedule lists all employee benefit plans and programs of the Company and employment contracts, arrangements and understandings with its employees, other than those terminable, without penalty, at will or within thirty days. Copies of any of the foregoing plans, programs, contracts, arrangements or understandings have been made available to the Purchasers or their counsel. Each such plan complies in all material respects with applicable law, including but not limited to the Employee Retirement Income Security Act of 1974, as amended; all contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) which are due from the Company have been paid to each such plan. To the knowledge of the Company, no employee of the Company is subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the use of his or her best efforts to carry out his or her duties for the Company or that would conflict with the Company's business as currently conducted. The Company has received no written notice from any former employer that an employee of the Company has prior obligations to a former employer that would interfere or conflict with such employee's ability to perform his or her intended services for the Company. To the Company's knowledge, no employee or advisor of the Company is or is now expected to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or the Company's shareholders to any liability. There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or, to its knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

          3.15 INSURANCE. The Company maintains and keeps in force with nationally recognized insurance companies fire, public liability, property damage and other insurance in such amounts and with such coverage or risks as are customary for similar businesses and adequate to the needs of the Company. The Company Disclosure Schedule sets forth a list of such insurance, stating the name and address of the insurance provider and the amount of insurance. The Company has not done anything, either by way of action or inaction, that might reasonably be expected to invalidate any of its insurance policies as a whole or in part.

          3.16 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. The Company has obtained all material permits, licenses and other authorizations which are required under federal, foreign, state and local laws applicable to the Company and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. The Company is in material compliance with all terms and conditions of the required permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions which might reasonably form the basis of a claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

          3.17 COMPLIANCE WITH CORPORATE INSTRUMENTS AND LAWS. The Company is not in violation of any provisions of its Restated Certificate or Bylaws as currently in effect. The Company is in compliance with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities to the extent such compliance is material to the Company or its assets or business. The Company has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by the Company and which are material to its business are valid and sufficient in all respects for the business presently carried on by the Company.

          3.18 LITIGATION. There is no suit, action, proceeding, claim or investigation pending or, to the Company's knowledge, threatened against the Company before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement or any Related Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

          3.19 NO BROKERS. Neither the Company nor, to the Company's knowledge, any Company shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby.

          3.20 RELATED PARTY TRANSACTIONS.

               (a) None of the Company's Affiliates, officers, directors, shareholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, in any supplier, distributor or customer of the Company.

               (b) Except for the Agreement and the Related Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company's knowledge, any Affiliate thereof.

               (c) To the best of the Company's knowledge, no employee, officer or director of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than SatCon or Duquesne, except that employees, officers or directors of the Company may own stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          3.21 REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Section 897 of the Code.

          3.22 DISCLOSURE. The statements by the Company contained in this Agreement, the exhibits hereto, and the certificates and documents required to be delivered by the Company to the Purchasers under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

          3.23 SECURITIES ACT. Subject to the accuracy of each Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Purchased Securities in conformity with the terms of this Agreement and the issuance of Conversion Shares upon conversion of the Preferred Shares and any Warrant Shares upon exercise or conversion of any Warrants constitute or will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof.

     4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

          4.1 REPRESENTATIONS AND WARRANTIES BY EACH PURCHASER. Each Purchaser (severally, and not jointly and as to itself only) represents and warrants to the Company as follows:

               (a) The Purchased Securities (collectively, the "SECURITIES") are being or will be acquired for each Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or applicable state securities laws.

               (b) Each Purchaser understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and have not been qualified under any state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (ii) the Company's reliance on such exemptions is predicated on the Purchasers' representations set forth herein. Each Purchaser understands that the resale of the Securities may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities law or is exempt from such registration.

               (c) Each Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of such Purchaser's investment in the Securities. The principal place of business of each Purchaser is listed on SCHEDULE A hereto.

               (d) Each Purchaser has the full right, power and authority to enter into and perform such Purchaser's obligations under this Agreement and each Related Agreement to which it is a party, and this Agreement and each Related Agreement to which it is a party constitute valid and binding obligations of such Purchaser enforceable in accordance with their terms.

               (e) No consent, approval or authorization of or designation, declaration or filing with any Governmental Body on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement or any Related Agreement to which it is a party.

          4.2 LEGEND. Each certificate representing the Securities may be endorsed with the following legends:

(a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.


               (b)  Any other legends required by applicable securities laws.

     The Company may instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied.

          4.3  REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS.

     Any legend endorsed on a certificate pursuant to Section 4.2(a) and the stop transfer instructions with respect to such Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof
(1) if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (2) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (3) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer or assignment of such Securities may be made without registration.

     5.   INDEMNITY.

          5.1  INDEMNITY.

     The Company hereby agrees to indemnify and defend and hold harmless each of the Purchasers, its respective Affiliates, successors and assigns and each of their respective officers, directors, employees and agents (an "INDEMNIFIED PARTY" or collectively the "INDEMNIFIED PARTIES") from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind that the Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses) which arise or result from any breach of or failure by the Company to perform any of its representations, warranties, covenants or agreements in this Agreement or any Related Agreement, including but not limited to any third party claims arising or resulting from such breach or failure. The rights of the Purchasers hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to them by law or under the Restated Certificate or Related Agreements.


          5.2  PROCEDURES.

               (a) If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Section 5. 1, the procedure set forth below shall be followed.

                    (i) NOTICE. The Indemnified Party shall give to the party providing indemnification (the "INDEMNIFYING PARTY") written notice of any claim, suit, judgment or matter for which indemnity may be sought under Section
5.1 promptly but in any event within thirty days after the Indemnified Party receives notice thereof; PROVIDED, HOWEVER, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (i) the basis for such potential claim and (ii) the dollar amount of such claim. The Indemnifying Party shall have a period of fifteen days within which to respond thereto. If the Indemnifying Party does not respond within such fifteen day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

                    (ii) DEFENSE OF CLAIM. With respect to a claim by a third party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within fifteen days of receipt of such notice; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such fifteen day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys' fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnifying Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

                    (iii) FINAL AUTHORITY. The parties shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld and shall be deemed to have been given if the Indemnified Party provides the Indemnifying Party with a written notice setting forth the material terms of such compromise or settlement and the Indemnifying Party does not object thereto in writing within ten days of its receipt of such notice.

               (b) CLAIMS BETWEEN THE INDEMNIFYING PARTY AND THE INDEMNIFIED PARTY. Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of thirty days within which to respond thereto. If the indemnifying Party does respond within such thirty day period and rejects such claim in whole or in part or does not respond, the Indemnified Party shall submit the dispute to arbitration in accordance with Section 7.2 hereof.

     6. COVENANTS OF THE COMPANY. After the Closing and until the occurrence of a Qualified Initial Public Offering (as defined in the Investor Rights Agreement), the Company shall (a) maintain and keep in force with nationally recognized insurance companies fire, public liability, property damage, directors and officers liability insurance, and other insurance in such amounts and with such coverage or risks as are customary for similar businesses and adequate to the needs of the Company, (b) maintain term insurance on the life of William B. Stanton, each in the amount of at least $1 million, with the proceeds payable solely to the Company, and (c) comply with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities to the extent such compliance is material to the Company or its assets or business. In addition, the Company shall promptly pay or reimburse each of the Purchasers for all reasonable costs and expenses for the travel, lodging and related subsistence of their representatives or observer, as the case may be, on the Company's Board of Directors to meetings thereof or of any committee thereof. The Company shall enter into an Indemnification Agreement with each director representative of a Purchaser substantially in the form attached hereto as EXHIBIT 6.

     7.   MISCELLANEOUS.

          7.1 WAIVERS AND AMENDMENTS. Only upon the written consent of the record or beneficial holders of more than a two-thirds majority of the Preferred Shares issued and sold under this Agreement (including any Conversion Shares or any and all securities obtained upon conversion of such Preferred Shares or exchange of such Preferred Shares or Conversion Shares and as adjusted for stock dividends, stock splits, recapitalizations and the like), may the obligations of the Company and the rights of the holders of such Preferred Shares under this Agreement be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and only with such same consent may the Company, when authorized by resolution of its Board of Directors, enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Preferred Shares issued and sold under this Agreement the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record or beneficial holders of all of the Preferred Shares issued and sold under this Agreement. Upon the effectuation of each such waiver, consent or agreement of amendment or modification the Company shall promptly give written notice thereof to the record holders of the Preferred Shares who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection.

          7.2 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or any of the Related Agreements, or the breach hereof or thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by a panel of three arbitrators, each party having the right to select one arbitrator with the third arbitrator to be selected in accordance with the rules of the American Arbitration Association.

          7.3 GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed in all respects by the laws of the State of Delaware without regards to the principles of conflicts of laws thereof. Each of the parties hereto hereby waives any right to trial by jury in any action, suit or proceeding that may arise out of or relate to this Agreement, any Related Agreement or any of the transactions contemplated by this Agreement or any Related Agreement, whether the matter asserted in such action, suit or proceeding is grounded in tort, contract or otherwise.

          7.4 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the Closing of the transactions contemplated hereby.

          7.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein and subject to the Related Agreements and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          7.6 ENTIRE AGREEMENT. This Agreement, the Related Agreements and other exhibits to this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          7.7 NOTICES, ETC. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party below or, if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

          If to the Company:

          Beacon Power Corporation
          6D Gill Street
          Woburn, MA 01801
          Fax No.: (781) 938-9401
          Attn:  Chief Executive Officer

          With a required copy to:

          Albert L. Sokol, Esq.
          Edwards & Angell, LLP
          101 Federal Street
          Boston, MA 02110
          Fax No.: (617) 439-4170

          If to any Purchaser, to such addresses provided for such Purchaser on SCHEDULE A.

          7.8 SEPARABILITY. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.9 EXPENSES. The Company and each of the Purchasers shall each bear its respective expenses and legal fees incurred with respect to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby, except that (i) the Company shall pay up to $50,000 of legal (for lead Purchaser counsel), accounting, travel and living expenses incurred by the Purchasers in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (ii) the Company shall pay up to $25,000 of consulting fees incurred by the Purchasers in connection with this Agreement, the Related Agreements and transactions contemplated hereby and thereby, and (iii) the Company shall pay up to $15,000 of legal fees and expenses incurred by each Purchaser for its individual counsel (other than fees and expenses for lead Purchaser counsel, which are provided for in clause (i)).

          7.10 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an, original, but all of which together shall constitute. one instrument.

          7.12 FACSIMILE DELIVERY. This Agreement, each of the Related Agreements, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          7.13 PUBLICITY. None of the Investors, nor any of their affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby without the prior written consent of the Company, unless such disclosure is required by applicable law. Neither the Company nor any of its affiliates shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby, including but not limited to any disclosure which includes any name, trade name or mark of any Investor, without the prior written consent of the Investors, unless such disclosure is required by applicable law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        THE COMPANY:

                                        BEACON POWER CORPORATION

                                        By: /s/ William E. Stanton
                                           -----------------------------------
                                        Name: William E. Stanton
                                             ---------------------------------
                                        Title: President
                                              --------------------------------

                                        THE PURCHASERS:

                                        PERSEUS CAPITAL, L.L.C.

                                        By: /s/ Philip J. Deutch
                                           -----------------------------------
                                        Name: Philip J. Deutch
                                             ---------------------------------
                                        Title: Managing Director
                                              --------------------------------

                                        DQE ENTERPRISES, INC.

                                        By: /s/ Eric R. Stoltz
                                           -----------------------------------
                                        Name: Eric R. Stoltz
                                             ---------------------------------
                                        Title: Vice President and Treasurer
                                              --------------------------------

                                        MICRO-GENERATION
                                        TECHNOLOGY FUND, L.L.C.

                                        BY ARETE CORPORATION,
                                        ITS MANAGER

                                        By: /s/ Robert W. Shaw, Jr.
                                           -----------------------------------
                                             Robert W. Shaw, Jr.
                                             President

                                        GE CAPITAL EQUITY INVESTMENTS, INC.

                                        By: /s/ Hans Kobler
                                           -----------------------------------
                                        Name:   Hans Kobler
                                             ---------------------------------
                                        Title:  Vice President
                                              --------------------------------

                                        MECHANICAL TECHNOLOGY, INC.

                                        By: /s/ Catherine S. Hill
                                           ------------------------------------
                                        Name: Catherine S. Hill
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                        PENSKE CORPORATION

                                        By: /s/ Peter E. Mogk
                                           ------------------------------------
                                        Name: Peter E. Mogk
                                             ----------------------------------
                                        Title: Vice President and Treasurer
                                              ---------------------------------

                                        THE BEACON GROUP ENERGY INVESTMENT
                                        FUND II, L.P.

                                        By: Beacon Energy Investors II, L.P.,
                                            its general partner,


                                        By: /s/ Richard Aube
                                           ------------------------------------
                                             Authorized Signatory

                              SCHEDULE OF EXHIBITS

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

          "AFFILIATES" has the meaning specified in Section 3.8(n) to the Agreement.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the District of Columbia or State of Massachusetts or New York are authorized to be closed.

         "COMMON SHARE EQUIVALENTS" means all shares of Common Stock that are issued and outstanding or are issuable upon the exchange, exercise or conversion of any other security of the Company. The number of Common Share Equivalents owned by a Person shall equal the sum of the number of shares of Common Stock owned by such Person plus the number of shares of Common Stock issuable upon the exchange, exercise or conversion of any other security of the Company owned by such Person.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

         "COMPANY" means Beacon Power Corporation, a Delaware corporation.

         "COMPANY ACCOUNT" means an account of the Company designated in a written notice delivered to the Purchasers at least two Business Days prior to the date of any required payment by the Purchasers to the Company under the Agreement.

         "COMPANY FINANCIAL STATEMENTS" has the meaning specified in Section 3.7(a) to the Agreement.

         "COMPANY MATERIAL CONTRACT" has the meaning specified in Section 3.11(c) to the Agreement.

         "COMPANY PRODUCTS" means all versions and implementations, of any product which has been, is being or is intended to be marketed by the Company.

         "COMPANY PROPRIETARY RIGHTS" has the meaning specified in Section 3.10(a) to the Agreement.

         "CONVERSION SHARES" means shares of Common Stock issuable upon conversion of the Class F Preferred Stock.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "GOVERNMENTAL BODY" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

         "INDEMNIFIED PARTIES" has the meaning specified in Section 5.1(a) to the Agreement.

         "INDEMNIFYING PARTY" has the meaning specified in Section 5.2(a) to the Agreement.

         "MATERIAL ADVERSE CHANGE" means a change which would have a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" means an event, violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation or other matter would be material in impact or amount to the Company's business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance.

         "PERSON" means any individual, entity or Governmental Body.

         "PROPRIETARY ASSET" means: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, domain name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

         "PURCHASED SECURITIES" means, collectively, the Preferred Shares and Warrants.

         "RELATED AGREEMENTS" means (a) the Investors Rights Agreement substantially in the form attached as EXHIBIT 1.6 to the Agreement; (b) the Warrant substantially in the form attached as EXHIBIT 1.3 to the Agreement; and
(c) any other agreement or document entered into by any of the parties in connection with the Agreement or any of the transactions contemplated thereby.

         "RESTATED CERTIFICATE" has the meaning specified in Section 1.1 to the Agreement.

         "SECURITIES" has the meaning specified in Section 4.1(a) to the Agreement.

         "WARRANT SHARES" means shares of Common Stock issuable upon the exercise of the Warrants.

                                   SCHEDULE A

                               LIST OF PURCHASERS


-------------------------------- ----------------- ---------------- ----------------------- ----------------------
 NAME AND ADDRESS OF                                                  AMOUNT OF ADDITIONAL    NUMBER OF PREFERRED
      PURCHASER                    DEMAND NOTE      CLASS F BRIDGE    CAPITAL CONTRIBUTION          SHARES
                                     AMOUNTS          NOTE AMOUNT
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
1.   Perseus Capital, L.L.C.         $600,000         $1,200,000           $4,200,000           1,428,571
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     The Army and Navy Club
     Building
     1627 I Street, N.W.
     Suite 610
     Washington, D.C. 20006
     Attn: Philip Deutch
     Fax No.: 202- 429-0588
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     With a required copy to:
     Arnold & Porter
     555 12th Street, N.W.
     Washington, D.C. 20004
     Attn: Robert B. Ott
     Fax No.: 202- 942-5999
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------

2.   DQE Enterprises, Inc.               300,000                           1,700,000              476,190
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     Eric Stoltz
     One Northshore Center
     Suite 100
     12 Federal Street
     Pittsburgh, PA 15212
     Fax No.: 412-231-2140
-------------------------------- ----------------- ---------------- ----------------------- ----------------------


-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     With a required copy to:
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     David J. Lehman, Esq.
     Kirkpatrick & Lockhart LLP
     1500 Oliver Building
     Pittsburgh, PA 15222
     Fax No.: 412-255-6501
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
3.   Micro-Generation                    200,000       400,000             1,400,000             476,190
     Technology Fund, L.L.C.
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     C/o Robert W. Shaw, Jr.
     Arete Corporation
     P.O. Box 1299
     Center Harbor, NH 03226
     Fax No.: 603-253-9799
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
4.   Mechanical Technology                            1,200,000            4,800,000           1,428,571
     Inc.
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     Cathy Hill
     30 South Pearl Street
     Albany, NY  12207
     Fax No.: 518- 433-2171
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     With a required copy to:

     Mintz, Levin, Cohn,
     Ferris, Glovsky & Popeo
     1 Financial Center
     Boston, MA  02111
     Attn:  Michael Balfe
     Fax No.: 617-542-2241
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------

-------------------------------- ----------------- ---------------- ----------------------- ----------------------
5.   GE Capital Equity                                                     6,000,000            1,428,571
     Investments, Inc.
     120 Long Ridge Road
     Stamford, CT 06927
     Attn:  General Counsel
     Fax No.: 203-357-3047
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
6.   The Beacon Group Energy                            900,000            3,600,000            1,071,428
     Investment Fund II, L.P.
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     Rich Aube, Manager
     Director
     Beacon Group
     399 Park Avenue
     New York, New York  10022
     Fax No.:  212-339-9109
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     With a required copy to:

     King & Spaulding
     1185 Avenue of the
     Americas
     New York, NY 10036-4003
     Attn: Mark Zvonkovic
     Fax No.: (212) 556-2222

-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
7.   Penske Corporation                                400,000             1,600,000              476,190
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
-------------------------------- ----------------- ---------------- ----------------------- ----------------------
     Richard Peters
     13400 Outer Drive West,
     B41
     Detroit, MI 48239
     Fax No.: 313-592-7313
-------------------------------- ----------------- ---------------- ----------------------- ----------------------

                                       30